                                                                  Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-37925 of RPS Realty Trust on Form S-3 of our report dated April 3, 1996, appearing in this Annual Report on Form 10-K of RPS Realty Trust for the year ended December 31, 1995.

/s/ Deloitte & Touche LLP
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New York, New York
April 15, 1996